EXHIBIT 5.1



                       [LETTERHEAD OF MAPLES AND CALDER]





                                                       7th December, 2000





Garmin Ltd.
P.O. Box 309
George Town
Grand Cayman
Cayman Islands



Dear Sirs:

         At your request, we have examined the Registration Statement on Form S-8 being filed contemporaneously herewith by Garmin Ltd., a Cayman Islands company (the "Company"), with the Securities and Exchange Commission (the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended, of (i)1,000,000 of the Company's Common Shares, US$0.01 par value per share ("Common Shares"), to be issued under the Garmin Ltd. Employee Stock Purchase Plan, (ii) 3,500,000 of the Company's Common Shares to be issued under the Garmin Ltd. 2000 Equity Incentive Plan and (iii) 50,000 of the Company's Common Shares under the Garmin Ltd. Non-Employee Directors' Option Plan. The Garmin Ltd. Employee Stock Purchase Plan, the Garmin Ltd. 2000 Equity Incentive Plan and the Garmin Ltd. Non-Employee Directors' Option Plan are hereinafter referred to as the "Plans", and the Company's Common Shares to be issued under the Plans are referred to as the "Shares".

         As  counsel  to  the   Company,   we  have   examined   the   corporate
authorisations taken by the Company in connection with the Plans and the issue of the Shares by the Company and a certificate of an officer of the Company and have assumed that the Shares will be issued in accordance with the Plans and the resolutions authorising their issue.

         It is our opinion that the Shares to be issued by the Company have been duly and validly authorized, and when issued, sold and paid for in the manner described in the

         Plans and in accordance with the resolutions adopted by the Board of Directors of the Company and when appropriate entries have been made in the Register of Members of the Company, will be legally issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement, the prospectus constituting a part thereof and any amendments thereto.



                                  Yours faithfully,

                                  /s/ Maples and Calder

                                  Maples and Calder